FOR IMMEDIATE RELEASE

Harris Corporation to Acquire Tyco Electronics Wireless Systems, Creating a Leading Provider
of Wireless Communication Networks in Land Mobile Radio Systems Market

Acquisition Boosts Harris Entry into Growing Market

MELBOURNE, Fla./LOWELL, Mass., April 16, 2009 — Harris Corporation (NYSE:HRS), an international communications and information technology company, has signed a definitive agreement to acquire the Tyco Electronics Wireless Systems business (formerly known as M/A-COM), an established provider of mission-critical wireless communications systems for law enforcement, fire and rescue, and public service organizations.

Tyco Electronics Wireless Systems, a business segment of Tyco Electronics Ltd. (NYSE:TEL; BSX:TEL), was formed in 1999 and grew through the acquisition of ComNet Ericsson in 2001 to create Tyco Electronics Wireless Systems (“Wireless Systems”). Wireless Systems will be combined with the Harris RF Communications business segment, creating a dynamic new organization that will provide end-to-end wireless network solutions to the growing $9 billion global land mobile radio systems market.

“The combination of RF Communications and Wireless Systems creates a powerful supplier in the global land mobile radio systems market,” said Howard L. Lance, chairman, president and CEO of Harris. “With an 80-year heritage in providing communications for the public safety market, Wireless Systems has established a large installed customer base, extensive domain knowledge, and well-developed sales channels, which serve the federal, state, and local public safety markets. Wireless Systems provides complete end-to-end infrastructure solutions, including IP-based voice and data networks, which support multiple platforms and provide interoperability among disparate systems. Harris RF Communications offers industry-leading radio technology, including the latest in software-defined multiband radios for interoperability and upgradeability, high-level encryption capable of supporting top secret communications, and digital waveform technology. In addition, Harris brings to the new partnership access to well-established business channels for the Department of Defense, U.S. federal agencies, and international customers.”

Under the definitive agreement, Harris will purchase the Wireless Systems assets of Tyco Electronics for $675 million in cash, subject to post-closing adjustments. The goodwill arising on completion of the acquisition will be an allowable tax expense with an estimated net present value of $60 million, resulting in an effective purchase price of $615 million. The transaction excludes the State of New York wireless network contract awarded to Wireless Systems in December 2004. Wireless Systems’ revenue for the fiscal year ending September 26, 2008, was $463 million, and earnings before interest, taxes, depreciation and amortization (EBITDA) was $86 million. The acquisition is expected to be slightly accretive to Harris earnings in fiscal 2010, excluding acquisition-related charges, and a significant contributor to earnings in fiscal 2011 and fiscal 2012. Morgan Stanley acted as the financial advisor to Harris, while Jones Day provided legal advice.

Wireless Systems is headquartered in Lowell, Massachusetts, with product development and manufacturing facilities in Lynchburg, Virginia, and has approximately 1,150 employees, including 500 engineers and scientists. Principal end-markets for the business include public safety and public service, federal government, transit and transportation, and utilities. End-to-end solutions include network systems and software solutions; mobile and portable radio equipment; broadband WiMAX products for high speed-data applications; and operations, service and maintenance. The business is a key player in the wireless communications standards process, successfully driving its products to open standards in both U.S. and international markets, including the next-generation digital APCO P25 standard.

Wireless Systems will operate as a business unit under the Harris RF Communications segment, headquartered in Rochester, New York. Chuck Dougherty will continue to serve as president of Wireless Systems and will report to Dana Mehnert, president of RF Communications.

“This acquisition greatly accelerates our entry into the land mobile radio systems market and creates a significant opportunity for growth in both North American and international markets,” said Mehnert. “Complementary distribution channels will provide Harris with immediate access to state and local government markets for our new Unity™ family of multiband radios and will expand the reach for Wireless Systems infrastructure and single-band radios to the Department of Defense, U.S. federal agencies, and international customers. We look forward to delivering a new level of capability and value and bringing industry-leading customer service and support to this market by leveraging the nationwide Harris IT Services workforce.”

“Reliable, secure voice and data communications are essential to first responders and government agencies entrusted with ensuring the public’s health and safety,” said Dougherty. “We have successfully deployed over 500 systems worldwide. Integrating our products, systems, technologies and market channels with Harris will allow our combined businesses to bridge the interoperability gap and unite public safety responders at all levels of state, local and federal government.”

Harris will finance the acquisition with a combination of existing cash balances, borrowings available under its $750 million revolving credit facility, and long-term debt. The acquisition, which is subject to customary regulatory reviews and closing conditions, is expected to close prior to the Harris fiscal 2009 year end on July 3, 2009.

Harris will host a conference call at 5 p.m. ET today to discuss the acquisition of Wireless Systems. The dial-in number for the teleconference is (913) 312-0666 and the access code is 3263402. Please allow at least 10 minutes prior to the scheduled start time to connect to the teleconference. Participants are encouraged to listen via web cast, which will be broadcast live at www.harris.com.

A replay of the teleconference will be available beginning at 9:00 p.m. ET on April 16 and will run until 10:00 p.m. ET on Wednesday, April 22. To access the replay, please call (719) 457-0820, access code 3263402. A recording of the call will also be available on the Harris website beginning at 8:00 p.m. ET on April 16.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of more than $5.4 billion and 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: anticipated timing of the closing of the acquisition of Wireless Systems and satisfaction of the conditions to closing, the impact of the acquisition on Harris earnings, and statements regarding revenue and growth opportunities. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.